Exhibit 10.24

SUBLEASE AGREEMENT

BASIC SUBLEASE INFORMATION

DEFINED TERMS:

Building:	600 B Street, San Diego, California 92101

Effective Date:	August 12, 2016

Rent Commencement Date:	The later of (a) October 1, 2016, or (b) the date which is fourteen (14) days after receipt of Master Landlord’s Consent to this Sublease.

Master Landlord:	AG-LO 600B Owner, L.P., a Delaware limited partnership

Master Landlord’s Address:	c/o Lincoln Property Company 600 B Street, Ste. 2480 San Diego, CA 92101

Master Lease:

Office Lease dated February 17, 2010 (“Original Lease”) by and between Legacy Partners II SD B Street, LLC, a Delaware limited liability company (“Original Landlord”) and Sublandlord (as Tenant), as amended by that certain Subordination, Non-Disturbance and Attornment Agreement dated February 19, 2010 (“SNDA”), that certain Amendment to Lease dated May 3, 2010 (“First Amendment”), that certain Second Amendment to Lease dated December 10, 2013 (“Second Amendment”) and that certain Third Amendment to Lease dated July 28, 2014 (“Third Amendment”).  The Original Lease, as amended by the SNDA, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the “Master Lease”.  Master Landlord has succeeded to all right, title and interest of Original Landlord as the Landlord under the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A.

Permitted Use:	The Permitted Use as set forth in Sections 5.1 of the Master Lease.

Premises:

The first floor of the Building, consisting of approximately 14,145 rentable square feet (“RSF”) (“Suite 100”) and the second floor of the Building, consisting of approximately 14,209 RSF (“Suite 200”), for a total of approximately 28,354 RSF.

Base Rent:	Period Rent Commencement Date to Month 12 Month 13 to Month 24 Month 25 to Month 36 Month 37 to April 30, 2020	Monthly Base Rent $28,290.00 $58,409.24 $60,161.52 $61,966.36

Security Deposit:	$61,966.36 (See Section 3(e))

Subtenant:	Mitek Systems, Inc., a Delaware corporation

Subtenant’s Address:	Prior to Rent Commencement Date: 8911 Balboa Avenue San Diego, CA 92123 Attention: Jason Gray, General Counsel After Rent Commencement Date: To the Premises Attention: Jason Gray, General Counsel

Sublandlord:	Bridgepoint Education, Inc., a Delaware corporation

Sublandlord’s Address:

Bridgepoint Education, Inc.

13480 Evening Creek Drive

San Diego, CA 92128

Attention:  Associate VP of Facilities and Security

With a copy to:

Thomas W. Turner, Jr.

Procopio, Cory, Hargreaves & Savitch LLP

525 B Street, Suite 2200

San Diego, CA 92101

Term:	The term (“Term”) of this Sublease shall commence on the Rent Commencement Date and expire on April 30, 2020

Brokers:	Sublandlord’s Broker: Cushman & Wakefield (Chris Hobson) Subtenant’s Broker: Colliers International (Ron Miller)

Exhibits:	Exhibit A - Master Lease Exhibit B - Premises Floor Plan Exhibit C – List of Furniture in Premises

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered as of the Effective Date by and between Sublandlord and Subtenant.

THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

A.Sublandlord is presently a lessee in the Building pursuant to the Master Lease by and between Master Landlord and Sublandlord.  A copy of the Master Lease, with all amendments, exhibits and addenda thereto, is attached hereto as Exhibit A.

B.Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord on all of the terms, covenants and conditions set forth herein.

C.All of the terms and definitions in the Defined Terms of the Basic Sublease Information of this Sublease are incorporated herein by this reference.  Unless otherwise defined herein or the context otherwise requires, all capitalized terms shall have the meanings given them in the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1.Premises.

(a)Premises.  Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises, as described in the Basic Lease Information and designated in Exhibit B, for the Term and upon all of the terms and conditions herein set forth.  The Premises shall be used by Subtenant for the Permitted Use only.  The parties acknowledge and agree that the square footages referenced in the Defined Terms section of this Sublease are estimates only.  No measurement or remeasurement of such square footages shall affect the amount of the Base Rent or any other substantive provision of this Sublease.

(b)Furniture, Fixtures and Equipment.  Subtenant shall have the right at no cost to Subtenant to use for the term of this Sublease all of the furniture, fixtures and equipment currently located in the Premises listed in Exhibit C, together with all existing telephone systems and video-conference equipment in the Premises (“FF&E”).  Sublandlord warrants that it is the owner of the FF&E and the FF&E is not subject to any lien or encumbrance.  Subtenant shall maintain the FF&E in the same condition as received, less ordinary wear and tear.  Subtenant shall have no obligation to remove the FF&E from the Premises upon the expiration or earlier termination of the Sublease.  Notwithstanding the foregoing, Subtenant shall have the option, upon notice to Sublandlord no less than sixty (60) days prior to the expiration of the Term, to purchase the FF&E from Sublandlord for the price of One Dollar ($1.00), and if Subtenant makes such election, Sublandlord will deliver a Bill of Sale for the FF&E to Subtenant conveying good and marketable title to the FF&E to Subtenant, free and clear of any third party claims or encumbrances.  Sublandlord and Subtenant will sign whatever commercially reasonable documents are necessary to effectuate the terms of this paragraph.

(c)Signage.  Subject to Master Landlord’s consent and in compliance with the Master Lease, Subtenant, at its sole cost and expense, shall have the rights to a building directory listing and building standard entry door or wall signage with logo on the adjacent/angled wall (subject to approval of the Master Landlord) as set forth in Section 24.8.1 of the Master Lease and as approved by Master Landlord.  Subtenant shall have no rights to exterior signage as set forth in Section 24.8.2 of the Master Lease or any other signage except to the extent Master Landlord consents to such additional signage.  Sublandlord shall reasonably cooperate, at no expense to Sublandlord, with Subtenant’s efforts to obtain “eyebrow” signage facing east on B Street (above the Seventh Street parking entrance) and facing west towards Sixth Street (above the outdoor park) and any other signage requested by Subtenant.

2.Term.

(a)Term.  The term of this Sublease shall be for the Term set forth in the Basic Sublease Information.

(b)Possession.  Sublandlord represents to Subtenant that the Premises are currently unoccupied and are not the subject of any other sublease or occupancy agreement other than the Master Lease.  The Premises shall be delivered to Tenant broom-clean.

(c)Early Possession.  If Subtenant occupies the Premises, or any portion thereof, prior to the Rent Commencement Date, such occupancy shall be subject to all provisions of this Sublease, except for those relating to the payment of rent and other monetary obligations which provisions shall become applicable upon the Rent Commencement Date.  Subject to Master Landlord’s consent to this Sublease, Subtenant may, for a period of three (3) weeks prior to the Rent Commencement Date, enter upon and install trade fixtures, cabling, security equipment, furniture partitions and equipment in the Premises in accordance with any and all related requirements in the Master Lease; provided, however, that Subtenant shall have previously provided Sublandlord and Master Landlord with proof of Subtenant’s insurance coverage as set forth in Section 10.3 of the Original Lease.  In the event Sublandlord fails to deliver possession of the Premises to Subtenant in accordance with the foregoing sentence, then the Rent Commencement Date will be extended by one (1) day for each day that Sublandlord fails to deliver possession of the Premises to Subtenant.  If the conditions precedent to early occupancy are fulfilled sooner than three (3) weeks prior to the Rent Commencement Date, Sublandlord will permit Subtenant additional early occupancy for the purposes set forth in this Section 2(c).  All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to the Rent Commencement Date shall be at the risk of Subtenant.  Neither Sublandlord nor any party acting on Sublandlord’s behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Subtenant prior to the Rent Commencement Date, except in the event of the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or vendors.  Subtenant’s access to the Premises prior to the Rent Commencement Date, as provided herein, shall otherwise be subject to the terms and conditions of the Master Lease as incorporated into this Sublease.  Subtenant will not be charged any fees in connection with its move into the Premises (by Sublandlord, and Sublandlord will request a waiver of any such fees from Master Landlord), including, without limitation, utility charges, parking fees, loading dock usage fees or freight elevator charges.

(d)Contingency.  This Sublease is hereby made expressly contingent upon Subtenant’s entry into a lease termination agreement (“LTA”) with its current landlord for space located at 8911 Balboa Avenue, San Diego (“Existing Premises”) on terms mutually acceptable to Subtenant and the landlord of the Existing Premises.  In the event the LTA is not fully executed and delivered (with all contingencies to the effectiveness of such LTA satisfied) on or before September 1, 2016, then Subtenant may, by delivery of written notice to Sublandlord on or before September 7, 2016, terminate this Sublease, in which event this Sublease will be null and void and of no further force and effect and Sublandlord will refund to Subtenant any monies paid to Sublandlord in connection herewith.

3.Rent.

(a)Base Rent.  The Monthly Base Rent shall be the amount set forth in the Basic Sublease Information payable in monthly installments of Monthly Base Rent in accordance with the schedule as set forth in the Basic Sublease Information.  Subtenant shall pay to Sublandlord the Monthly Base Rent for the Premises as set forth in the Basic Sublease Information in advance of or before the first day of each month, beginning on the Rent Commencement Date.  Subtenant shall pay to Sublandlord first month’s Base Rent payment within two (2) business days after execution and delivery of this Sublease by Sublandlord and Subtenant.  Rent shall be payable to Sublandlord, without further notice or demand and without deduction or offset (except as expressly permitted herein), in lawful money of the United States of America at the address specified in the Basic Sublease information or at such other address as Sublandlord may from time to time designate in writing.  If the Term shall end on a day other than the last day of a calendar month, then Subtenant shall Pay, upon the first day of the last calendar month, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portion of the fractional calendar month included in the Term.  As used herein, “Rent” shall include Base Rent and all additional rent and charges to be paid by Subtenant pursuant to this Sublease.

(b)Additional Rent.  There shall be no additional charge for electricity, water or janitorial services supplied to the Premises.  Furthermore, Subtenant shall have no obligation to pay Operating Expenses, Tax Expenses, Utilities Costs or any Excess payable by Sublandlord under the Master Lease.  However, Subtenant shall be obligated to pay any extraordinary charges attributable to Subtenant's use of the Premises (e.g., after-hours HVAC charges under Section 6.2 of the Master Lease or excessive electrical usage), which additional rent will be billed to Subtenant based on the actual rate charged by Master Landlord, without mark up.

(c)Late Payment Charges and Interest.  If any installment of Rent is not paid promptly on the first of the month or otherwise when due, the unpaid amounts shall bear interest at the Interest Rate specified in Section 4.5 of the Master Lease from the date due to the date of payment.  In addition, Subtenant acknowledges that the late payment of any installment of Rent will cause Sublandlord to incur certain costs and expenses not contemplated under this Sublease, the exact amount of which are extremely difficult or impractical to fix.  These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses.  Therefore, if any installment of rent is not received by Sublandlord from Subtenant when due with respect to Base Rent, or within three (3) business days after notice such installment is due with respect to components of rent other than Base Rent, Subtenant shall immediately pay to Sublandlord a charge for administration collection and accounting expenses equal to five percent (5%) of the amount of such delinquent amounts due in addition to the installment of Rent then owing with interest at rate specified above, regardless of whether or not a notice of default or notice of termination has been given by Sublandlord.  Notwithstanding the foregoing, Subtenant will be entitled to notice and a three (3) business day cure period before a late fee is assessed for the first late payment of Base Rent in any calendar year only.  Sublandlord and Subtenant agree that the late payment charge represents a reasonable estimate of Sublandlord’s costs and expenses and is fair compensation to Sublandlord for its loss suffered by Subtenant’s nonpayment of any amounts when due and payable pursuant to this Sublease.  This provision shall not relieve Subtenant from payment of Rent at the time and in the manner herein specified.

(d)Security Deposit.  Upon mutual execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord a Security Deposit in the amount set forth in Basic Sublease Information.  Sublandlord may, but shall not be required to, apply all or part of the Security Deposit to any unpaid rent or other charges due from Subtenant or to cure any other defaults of Subtenant.  If Sublandlord uses any part of the Security Deposit for such purposes, Subtenant shall deposit additional funds to restore the Security Deposit to its full amount within ten (10) days after Sublandlord’s written request.  Subtenant’s failure to do so shall be a material default under this Sublease.  Subtenant may not attempt to credit the Security Deposit to the last month’s rent hereunder.  Sublandlord will return the Security Deposit to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease.

4.Tenant Improvements.  Subject to Section 2(b) above, Subtenant accepts the Premises in the current, AS IS condition.  Sublandlord shall have no obligation to perform any improvements to the Premises.  Sublandlord will provide Subtenant with a tenant improvement allowance of $11.00 per rentable square foot (i.e., $311,894.00) for improvements made by Subtenant to the Premises, up to $3.00 per rentable square foot (i.e., $85,062.00) of which may be applied toward cabling/information technology equipment.  Subtenant shall conduct all such improvement work in compliance with the terms and conditions of the Master Lease, including Article 8 thereof (Additions and Alterations).  Such allowance may be applied to all costs or fees incurred in connection with such improvements, including, without limitation, the design, permitting and construction thereof.  Sublandlord shall not charge any construction management fee in connection with such improvements or any Alterations constructed by Subtenant.  Any unused allowance may be applied toward Subtenant’s moving costs or future Base Rent.  Sublandlord will disburse the above allowance to Subtenant within thirty (30) days after the Rent Commencement Date.

5.Rights and Duties Of Sublandlord and Subtenant.

(a)Sublease Subject to Master Lease.  It is expressly understood, acknowledged and agreed by Subtenant that this Sublease shall incorporate by reference the terms, conditions and covenants of the Master Lease, except for the payment of Base Rent and except as excluded in Section 5(b) herein, modified as appropriate in the circumstances so as to make such Sections, and any Sections contained therein, applicable only to the subleasing hereunder by Sublandlord of the Premises covered hereby.  Subtenant shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublandlord and Master Landlord, it being understood and agreed that wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Subtenant” shall be substituted, and wherever the word “Lessor” appears, for the purposes of this Sublease, the word “Sublandlord” shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Subtenant or upon the failure of Subtenant to pay Rent or comply with any of the provisions of this Sublease, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease.

It is further understood and agreed that Sublandlord has no duty or obligation to Subtenant under the aforesaid Articles and Sections of the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Sublease; provided, however, that Sublandlord shall not be liable to Subtenant for any earlier termination of the Master Lease which is not due to the fault or act of Sublandlord.  In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control.  Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Master Landlord, said provisions shall be construed to require the written consent of both Master Landlord and Sublandlord.  Subtenant hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof without the fault of Sublandlord shall likewise terminate this Sublease.

Sublandlord will not voluntarily do, or fail to do, anything which will constitute a default under the Master Lease or consent to the termination of the Master Lease.  Sublandlord hereby agrees to defend, indemnify and hold harmless Subtenant from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Sublandlord’s breach of any provisions of this Sublease, including, without limitation, the provisions of this Section 5.  For clarity, the parties acknowledge that the foregoing indemnity is intended to include losses suffered by Subtenant arising out of a termination of the Sublease, such as moving costs, lost value of the improvements installed in the Premises at Subtenant’s cost and increased rental obligations under any replacement lease (including any direct lease with the Landlord) entered by Subtenant.  The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.  Sublandlord agrees to take all reasonable steps to protect Subtenants rights pursuant to this Sublease in the event of a foreclosure, including by enforcement of Sublandlord’s right under the SNDA.

(b)Exclusions.  The terms and provisions of the following Sections of the Master Lease are NOT incorporated into this Sublease:  Original Lease Summary of Basic Lease Provisions:  1 (Date), 2 (Landlord), 3 (Address of Landlord), 4 (Tenant), 5 (Address of Tenant), 7 (Term), 8 (Base Rent), 9 (Additional Rent), 10 (Security Deposit), and 12 (Brokers); Body of Original Lease Sections 1.4 (Entry Redesign), 2 (Lease Term), 3 (Base Rent), 4 (Additional Rent), 6.3 (Separate Metering), 20 (Security Deposit), 24.5 (Transfer of Landlord’s Interest) as to Sublandlord only (i.e., such clause will apply to the Master Landlord but not Sublandlord), 24.14 (Landlord Exculpation) as to Sublandlord only, 24.8.2 (Exterior Signs), Exhibit B (Tenant Work Letter), Exhibit C (Amendment to Lease), Exhibit F (Subordination, Non-Disturbance and Attornment Agreement) and Extension Option Rider.

(c)Time for Notice.  The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Master Lease.  If the Master Lease allows only five (5) days or less for Sublandlord to perform any act or to undertake to perform such act or to correct any failure relating to the Premises or this Sublease, then Subtenant shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

(d)Landlord’s Obligations.  It shall be the obligation of Master Landlord (i) to provide or cause to be provided all services to be provided by Master Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Master Landlord made in the Master Lease.  Subtenant acknowledges that Sublandlord shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided that Sublandlord will use commercially reasonable efforts, at no expense to Sublandlord, to cause Master Landlord to provide such services and satisfy such obligations.

(e)Sublandlord acknowledges that Subtenant is in the process of negotiating a direct lease with the Master Landlord to provide for Subtenant’s continued occupancy of the Premises after the expiration of this Sublease.  In the event such direct lease is fully executed, Sublandlord agrees to cooperate with Subtenant as required in connection with the interplay between this Sublease and the direct lease.  For example, Subtenant will not be required to surrender possession of the Premises to Sublandlord upon the expiration of this Sublease, or to perform any restoration of the Premises and will be permitted to continue its occupancy without interruption and without being subject to any holdover penalty.  Sublandlord will have no right and hereby waives any right it may have to extend the term of the Master Lease.

6.Insurance.  Subtenant covenants to name both Master Landlord and Sublandlord as additional insureds with respect to the Commercial General Liability Insurance policies required under Section 10.3 of the Master Lease, to the same extent that under the Master Lease, Master Landlord is to be named an additional insured and to otherwise comply with the requirements of Section 10.3 of the Master Lease.  Subtenant shall deliver to Sublandlord, prior to the Rent Commencement Date and from time to time as requested by

Sublandlord (but not more often than once per year), certificates of insurance indicating that the required policies of insurance are in full force and effect throughout the entire term of this Sublease.  All insurance policies required to be carried by Sublandlord, pursuant to the Master Lease, shall be carried by Subtenant covering the Improvements to the Premises and covering Subtenant’s liability and all such policies shall be written in accordance with the requirements for such insurance set forth in Section 10.3 of the Master Lease.  The foregoing does not obviate Sublandlord’s duty to maintain the insurance required of Sublandlord under the Master Lease.

7.Indemnity.  Subtenant and Sublandlord further covenant to indemnify, hold harmless and waive rights of recovery against the other to the same extent that Sublandlord and Master Landlord agreed to under Section 10.1 of the Master Lease.

8.Defaults and Remedies.  Subject to the time for notice provisions of Section 5.3 above, in the event of a default by Subtenant, Sublandlord shall have all of the rights and remedies against Subtenant as are set forth in Article 19 of the Master Lease as though Sublandlord were the landlord named therein and Subtenant, was the tenant named therein.

9.Notices.  All notices or correspondence provided for herein shall be in writing and shall be (i) personally delivered, in which event they shall be deemed received on the date of delivery, or (ii) sent by certified mail, postage prepaid, return receipt requested, or by a professional courier company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt.  The Master Landlord’s, Sublandlord’s and Subtenant’s addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Lease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing. Upon receipt of any notice from Master Landlord relating to the Premises, Sublandlord shall promptly deliver a copy of such notice to Subtenant in accordance with the terms and conditions of this Section.

10.Taxes and Assessments.  Subtenant shall pay any and all taxes, assessments, license fees and public charges levied against assessed or imposed upon any of the fixtures, furniture, appliances and personal property installed by Subtenant upon the Premises or located in, on, or about the Premises which belong to Subtenant.  Subtenant shall pay all such taxes, assessments, fees and charges before the date of delinquency.  Should Subtenant fail to pay any such taxes, assessments, fees, or charges, and as a result thereof, Sublandlord becomes obligated to do so, any such amount so paid by Sublandlord shall become immediately due and payable as rent by Subtenant to Sublandlord together with interest thereon at the rate of ten percent (10%) per annum, from the date of payment by Sublandlord until paid by Subtenant.  Any such payment by Sublandlord shall not be deemed to be a waiver of any other rights which Sublandlord may have under the provisions of this Sublease or as provided by law, it being expressly understood that failure of Subtenant to pay such taxes, assessments, fees or charges may at the option of the Sublandlord be treated as a default in the performance of the terms of this Sublease.  Should Subtenant fail to pay any taxes or assessments above described prior to the delinquency date thereof, and should any interest or penalties become due as a result of failure to pay said taxes or assessments prior to the delinquency date thereof, such interest and penalties shall also be payable by Subtenant.  If the right is given to pay any of the taxes, assessments or other impositions which Subtenant is herein obligated to pay either in one sum or in installments, Subtenant may elect either mode of payment.

11.Parking.  Subtenant shall have the right but not the obligation to rent up to twenty-six (26) unreserved parking spaces pursuant to the terms and conditions of Article 23 of the Master Lease.  To the extent Subtenant elects to lease fewer than all of such parking spaces, Subtenant shall have no obligation to pay for those parking spaces which Subtenant elects not to rent.

12.Assignment and Subletting.  As indicated in Section 5 above, Article 14 of the Master Lease shall apply with respect to any assignment of Subtenant's interest in this Sublease or any further sublease of the Premises.  Subtenant shall be relieved of its liability under the Sublease in connection with an assignment of all its rights hereunder only if, in the reasonable judgment of Sublandlord and Master Landlord, the proposed assignee has the financial capability of fully performing all Subtenant’s obligations throughout the Term.  As between Sublandlord and Subtenant, Subtenant shall be permitted to sublease or assign all or a portion of the Premises to an “Affiliate” (as defined in Section 14.7 of the Master Lease) of Subtenant, subject to the terms and conditions of the Master Lease.  Sublandlord shall not unreasonably withhold, condition or delay any requested consent under this Section 12.

13.Repairs and Maintenance.  To the extent required by the Master Lease, Subtenant shall, at Subtenant’s sole expense, keep the Premises in good order and sanitary condition, and repair any damage thereto caused by Subtenant or Subtenant’s agents, employees or contractors.  Except as set forth in this Sublease, Subtenant acknowledges that Sublandlord is under no duty to make repairs or improvements to the Premises, and Subtenant hereby waives any right it may have at law or in equity to enforce the same.  Notwithstanding the foregoing, to the extent Master Landlord is obligated under the Master Lease to make any repairs in or to the Premises, Sublandlord, upon written request from Subtenant, shall diligently attempt to enforce such obligation of Master Landlord.

14.Alterations.  As indicated in Section 5 above, Article 8 of the Master Lease shall apply with respect to any alterations which Subtenant may elect to make to the Premises, including, without limitation the installation of security systems, security cameras and alarm systems in the Premises.  Subject to the terms and conditions of the Master Lease, Sublandlord hereby consents to Subtenant’s installation of security systems, security cameras and alarm systems and will assist Subtenant in obtaining consent of Master Landlord to such systems.

15.Surrender of Premises.  Subtenant shall peaceably surrender the Premises to Sublandlord upon expiration or earlier termination of this Sublease, in broom-clean condition and in as good condition as when Subtenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation.  Subtenant shall on Sublandlord’s request, remove Subtenant’s personal property upon the expiration or earlier termination of this Sublease and promptly repair all damage to the Premises or Building caused by such removal.

If Subtenant abandons the Premises, any of Subtenant’s personal property left on the Premises shall be deemed to be abandoned, and, at Sublandlord’s option, title shall pass to Sublandlord under this Sublease as by a bill of sale.  If Subtenant abandons the Premises and Sublandlord elects to remove all or any part of Subtenant’s property, the reasonable cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Subtenant.  Upon the expiration of the Term or earlier termination of the Sublease, Subtenant shall surrender all keys and security access cards and codes to the Premises.

16.Intentionally Omitted.

17.Miscellaneous.

(a)Entire Agreement.  This Sublease and the applicable portions of the Master Lease contained by reference herein, contain all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Premises, both oral and written.  No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublandlord and Subtenant.

(b)Captions.  All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

(c)Master Landlord’s Consent.  This Sublease is conditioned upon Master Landlord’s written approval of this Sublease in the form reasonably required by Master Landlord and incorporating such changes as are reasonably requested by Subtenant and agreed by Master Landlord.  If Master Landlord refuses to consent to this Sublease on or before September 1, 2016, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Premises; provided, however, that Sublandlord shall return the first month’s rent and Security Deposit, if previously delivered to Sublandlord, to Subtenant.

(d)Authority.  Each party hereto represents and warrants that the individual executing this Sublease on such party's behalf is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

(e)Attorneys’ Fees.  In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs as part of such action or proceeding.

(f)Broker.  Each party warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder, other than the Brokers set forth in the Basic Sublease Information, in connection with the negotiation of this Sublease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with the Premises or this Sublease.  The breaching party shall indemnify the other party and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation attorneys’ fees and costs) arising from any claim for a leasing commission or equivalent compensation alleged to be owing on account of the breaching party's dealings with any real estate broker or agent other than Brokers in connection with the Premises or this Sublease.  Sublandlord’s Broker and Subtenant’s Broker shall be compensated by Sublandlord pursuant to separate agreement.

(g)Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

(h)Estoppel.  Sublandlord hereby represents and warrants that (i) the Master Lease is in full force and effect, (ii) to Sublandlord’s current actual knowledge no defaults exist by either Sublandlord or the Master Landlord under the Master Lease, (iii) to Sublandlord’s current actual knowledge there are no circumstances which, given notice or the passage of time or both, would constitute a default under the Master Lease, and (iv) that Sublandlord has the full right, power and authority to enter into this Sublease (subject to the consent of Master Landlord).

(i)Proof of Payment.  In the event Subtenant requests proof of payment of rent under the Master Lease, Sublandlord will provide such proof of payment within ten (10) business days after Subtenant’s written request.

IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Effective Date.

SUBLANDLORD:			SUBTENANT:

Bridgepoint Education, Inc.,			Mitek Systems, Inc.,
a Delaware corporation			a Delaware corporation

By:	/s/ Kevin S. Royal		By:	/s/ James B. DeBello
	Printed Name:	Kevin S. Royal		Printed Name:	James B. DeBello
	Title:	CFO		Title:	Chairman and CEO

EXHIBIT A

MASTER LEASE

[To Be Attached]

A-1

EXHIBIT B

PREMISES FLOOR PLAN

EXHIBIT A

OUTLINE OF FLOOR PLANS OF PREMISES

600 B STREET
SUITE #100

B-1

OPEN
TO
BELOW
OPEN
TO
BELOW
OPEN
TO
BELOW

600 B STREET

SUITE #200

B-2

EXHIBIT C

LIST OF FURNITURE IN PREMISES

All furniture shown on the floor plans below, as well as all kitchen appliances, conference room furniture in the all hands meeting room on the first floor and the Board of Director conference room on the second floor

Floor 1:

C-1

Floor 2:

C-2